Exhibit 21.1

SUBSIDIARIES OF GFL ENVIRONMENTAL HOLDINGS INC.

Entity	Jurisdiction
1877984 Ontario Inc.	Ontario
E-Spread AG Ltd.	Alberta
Accuworx Inc.	Ontario
276286 Alberta Inc.	Alberta
Deep-Bauer Foundations Inc.	Ontario
2191660 Ontario Inc.	Ontario
GFL Infrastructure Group Inc.	Ontario
Mid Canada Environmental Services Ltd.	Manitoba
GFL Maritimes Inc.	Ontario
Tottenham Airfield Corporation Inc.	Ontario
1248544 Ontario Ltd.	Ontario
9382-3177 Québec Inc.	Quebec
9408-7899 Québec Inc.	Quebec
Mount Albert Pit Inc.	Ontario
2481638 Ontario Inc.	Ontario
Optimum Environmental Corp.	Ontario
Smithrite Equipment Painting & Repair Ltd.	British Columbia
Baldwin Pontiac LLC	Michigan
GFL North Michigan Landfill, LLC	Michigan
GFL Environmental USA Inc.	Delaware
GFL Environmental USA Roll-Off Inc.	Delaware
GFL Environmental Recycling Services LLC	Delaware
GFL Environmental Real Property, Inc.	Delaware
GFL Environmental Holdings (US), Inc.	Delaware
GFL Holdco (US), LLC	Delaware
GFL Environmental Services USA, Inc.	Delaware
GFL Earth Services, Inc.	Delaware
Wrangler Super Holdco Corp.	Delaware
Wrangler Holdco Corp.	Delaware
Wrangler Intermediate LLC	Delaware
Wrangler Buyer LLC	Delaware
Wrangler Finance Corp.	Delaware
Waste Industries USA, LLC	North Carolina
Alpine Holdings, Inc.	Colorado
Alpine Disposal, Inc.	Colorado
Five Part Development, LLC	Colorado
Mountain States Packaging, LLC	Colorado
Black Creek Renewable Energy, LLC	North Carolina
ETC of Georgia, LLC	Georgia
Haw River LandCo, LLC	North Carolina
L&L Disposal, LLC	Delaware
Lakeway LandCo, LLC	Delaware
Lakeway Sanitation & Recycling C&D, LLC	Delaware
Lakeway Sanitation & Recycling MSW, LLC	Delaware
Laurens County Landfill, LLC	North Carolina

Ponderosa Landco, LLC	North Carolina
Red Rock Disposal, LLC	North Carolina
S&S Enterprises of Mississippi, LLC	Delaware
Safeguard Landfill Management, LLC	Georgia
Sampson County Disposal, LLC	North Carolina
Southeastern Disposal, LLC	Delaware
TransWaste Services, LLC	Georgia
Waste Industries Renewable Energy, LLC	North Carolina
Wake County Disposal, LLC	North Carolina
Wake Reclamation, LLC	North Carolina
Waste Industries Atlanta, LLC	Delaware
Waste Industries of Delaware, LLC	Delaware
Waste Industries of Maryland, LLC	Delaware
Waste Industries of Pennsylvania, LLC	Delaware
Waste Industries of TN, LLC	Delaware
Waste Industries, LLC	North Carolina
Waste Services of Decatur, LLC	North Carolina
WI Burnt Poplar Transfer, LLC	North Carolina
WI High Point Landfill, LLC	North Carolina
WI Shiloh Landfill, LLC	Delaware
WI Taylor County Disposal, LLC	Delaware
Wimberly Hill, LLC	Georgia
Wilmington LandCo, LLC	North Carolina
Bestway Recycling, Inc.	Colorado
Duplin County Disposal, LLC	North Carolina
Soil Safe, Inc.	Delaware
Soil Safe of California, Inc.	Delaware
North Andrews Employment Park, LLC	Maryland
South Andrews Employment Park, LLC	Maryland
Urban Polymers Inc.	Ontario
GFL Environmental Inc. 2020	Ontario
Clear Glycol & Solvents Inc.	Alberta
Clear Glycol Inc.	Alberta
1235014 Alberta Ltd.	Alberta
Oscar’s Disposal Ltd.	British Columbia
0742411 B.C. Ltd.	British Columbia
CDP Enterprises Ltd.	British Columbia
1286599 Ontario Limited	Ontario
1305346 Ontario Limited	Ontario
Smits Nursery Equipment Inc.	Ontario
Smits Tank Maintenance Inc.	Ontario
CWV Holdco, Inc.	Delaware
County Waste, LLC	Virginia
County Waste of Pennsylvania, LLC	Pennsylvania
County Waste Southwest Virginia, LLC	Virginia
County Waste of Fredericksburg, LLC	Virginia
J&E Recycling, LLC	Virginia
County Recycling, LLC	Virginia
Earl Holdings, LLC	Virginia
Green Ridge Recycling & Disposal Facility, LLC	Virginia
Mead Holdings, LLC	Virginia
County Waste of Virginia, LLC	Virginia
American Waste, Inc.	Michigan
American Waste — Arrow, Inc.	Michigan
American Waste Transfer Station, LLC	Michigan
Wexford County Landfill, LLC	Michigan
Wexford Water Technologies, LLC	Michigan
Northeastern Environmental, LLC	Michigan
Northern A-1 Industrial Services, LLC	Michigan
Northeastern Exploration, Inc.	Michigan
EMA Development, LLC	Michigan
SWD Specialities, LLC	Michigan
Hazar-Bestos Corporation	Michigan
Specialized Safety Services of Michigan, LLC	Michigan